Exhibit 10.2

Promissory Note

Date of Issuance: March 6, 2015

FOR VALUE RECEIVED, Royal Energy Resources, Inc. promises to pay to E-Starts Money Co. on demand the principal sum of Two Hundred Three Thousand Five Hundred Ninety-Three Dollars ($203,593) with interest at six percent per annum from the Date of Issuance set forth above.

/s/ William Tuorto
William Tuorto,
CEO of Royal Energy Resources, Inc.